                                                                    Exhibit 3(9)

                              BOSTON TOWER PTY LTD
                                (ACN 071 187 187)

                                 ("the Lessor")


                                     - and -


                    DYNAMIC DIGITAL DEPTH (AUSTRALIA) PTY LTD
                                (ACN 060 154 949)

                                 ("the Lessee")


                                     - and -


                       DYNAMIC DIGITAL DEPTH INCORPORATED

                                ("the Guarantor")





                -------------------------------------------------

                                      LEASE
                      6-8 BRODIE HALL DRIVE TECHNOLOGY PARK

                -------------------------------------------------









                                Solomon Brothers
                                   Solicitors
                            Level 40, Exchange Plaza
                         2 The Esplanade, Perth WA 6000
                          Ph: 9221 5888 Fax: 9221 5955
                              Ref: BCD/DHS/6480150


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                                TABLE OF CONTENTS

Clause            Subject Matter

1.                Interpretation
2.                Lease and Rent
3.                Lessee's Covenants
    3.1           Payment of Rent
    3.2           Outgoings
    3.3           Power Telephone and Other Services
    3.4           Payment of Costs
    3.5           Indemnities
    3.6           Insurance
    3.7           Evidence of Insurance and Renewal
    3.8           Voiding Insurance Policies
    3.9           Hazards
    3.10          Repairs and Maintenance
    3.11          Painting
    3.12          Cleaning
    3.13          Further Repairs and Maintenance
    3.14          Malfunctions in the Premises
    3.15          Protection of Floor coverings
    3.16          No alterations or Additions
    3.17          Legislation Orders and Regulations
    3.18          Permitting Lessor to Enter and Inspect
    3.19          Lessor's Rights to Repair
    3.20          Air-Conditioning Plant
    3.21          No Auction Sales
    3.22          No Overloading
    3.23          No Sign Antenna or Amplifier
    3.24          Keeping Authorised Signs in Good Order
    3.25          Nuisance
    3.26          Equipment Restrictions
    3.27          No Dropping or Throwing
    3.28          Sanitary Appliances
    3.29          Use of Premise
    3.30          Town Planning
    3.31          Lessee's Representative
    3.32          Access to Premises
    3.33          Assignment and Subletting
    3.34          Lessee's Liabilities to Continue


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    3.35          Caveats
    3.36          Give Notices
    3.37          Permit Intending Tenants or Purchasers to Inspect
    3.38          Remove Fixtures and Fittings
    3.39          Keep Secure
    3.40          Yield Up
4.                Lessor's Covenants
    4.1           Quiet Enjoyment
    4.2           Mortgagee's Consent
    4.3           Lessor's Consent
    4.4           Lessor entering the Premises
    4.5           Payment of Outgoings Not the Responsibility of the Lessee
    4.6           Structural Repairs
    4.7           Structural Works
5.                Mutual Covenants
    5.1           Damages
    5.2           Default Provisions
    5.3           Essential Terms
    5.4           Damage to the Premises
    5.5           Exclusion of Warranties
    5.6           Ownership of Fixtures and Fittings
    5.7           Holding Over
    5.8           Moratorium
    5.9           Severance
    5.10          Waiver
    5.11          Service of Notices
    5.12          Option of Renewal
    5.13          Arbitration
    5.14          Special Conditions
    5.15          State Planning Commission Approval
    5.16          Governing Law
    5.17          Strata Titles Act
    5.18          Common Areas, Variable Outgoings
6.                Power of Attorney
7.                Guarantee
    7.1           Guarantee and Indemnity
    7.2           Unlimited Liability
    7.3           Continuing Guarantee and Indemnity
    7.4           Preservation of Guarantor's Liability
    7.5           Suspension of Guarantor's Rights
    7.6           No Deduction from Payments


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    7.7           Payments in Gross
    7.8           Securities
    7.9           Other Securities and Obligations of Guarantor
    7.10          Ownership of this Document
    7.11          Non-Liability of other Persons
    7.12          Reinstatement of the Lessor's Rights
    7.13          Notices
    7.14          Certificate as to the Secured Moneys
    7.15          Application of Moneys
    7.16          Acknowledgment by Guarantor
    7.17          Interpretation

                  The Schedule


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THIS LEASE is made on the         day         19  .

BETWEEN:

BOSTON TOWER PTY LTD (ACN 071 187 187) of 11 Grove End Ridge Mt. Claremont in the State of Western Australia ("the Lessor");

- and -

DYNAMIC DIGITAL DEPTH (AUSTRALIA) PTY LTD (ACN 060 154 949) of 41 Walters Drive, Herdsman Business Park, Osborne Park in the State of Western Australia ("the Lessee");

- and -

DYNAMIC DIGITAL DEPTH INCORPORATED of care of Suite 1600, 407 Second Street, S.W. Calgary, Canada ("the Guarantor").

WHEREAS:

A. The Lessor is the registered proprietor of an estate in fee simple in the Land on which is constructed the Premises.

B. At the request of the Guarantor and the Lessee the Lessor has agreed to lease and the Lessee has agreed to take on lease the Premises for the Term on the terms and conditions contained herein.

NOW THIS DEED WITNESSES:

1.  INTERPRETATION

    1.1 In this Lease unless the context otherwise requires the following terms shall have the following meanings:

             "AIR-CONDITIONING PLANT" means any plant, machinery or equipment for heating, cooling or circulating air or water provided or installed in the Premises by the Lessor;

             "COMMENCEMENT DATE" means the date specified in Item 2 of the Schedule;

             "COMMON PROPERTY" means the common property comprised in the Strata Plan;

             "CORPORATION" means any body corporate;

             "CURRENT MARKET RENTAL VALUE" means the current market rental value specified in Item 9 of the Schedule;

             "EXPIRATION DATE" means the date specified in Item 2 of the Schedule;

             "EXTENDED TERM" means the term (if any) specified in Item 7 of the Schedule;

             "FITOUT WORKS" means those works to be carried out by the Lessee to prepare the Premises


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             for occupation and use by the Lessee, details of which shall be set out in plans and specifications to be approved by the parties and signed by them to evidence their approval;

             "GUARANTOR" if a natural person includes the Guarantor and the executors and administrators of the Guarantor and if a corporation includes the successors and assigns of the Guarantor;

             "INSTITUTE OF VALUERS" means the Australian Institute of Valuers and Land Economists (Inc.) (Western Australian Division) or if that body should cease to exist any other body which the Lessor may notify the Lessee in writing from time to time is to be the Institute of Valuers for the purposes of this Lease;

             "LAND" means the land specified in Item 1 of the Schedule;

             "LEASE" means this lease and the Schedule;

             "LESSEE" if a natural person includes the Lessee and the executors administrators and permitted assigns of the Lessee and if a Corporation includes the Lessee and its successors and permitted assigns and in either case where not repugnant to the context includes the Lessee's Employees or Visitors;

             "LESSEE'S COVENANTS" means the covenants terms and conditions herein expressed or implied to be observed or performed by the Lessee;

             "LESSEE'S EMPLOYEES OR VISITORS" means every employee of the Lessee and the Lessee's agents customers clients visitors invitees licensees contractors and any other person at any time upon the Premises;

             "LESSEE'S FITTINGS" means all those fixtures, fittings and furnishings comprising part of the Fitout Works;

             "LESSOR" means the Lessor and its successors and assigns and where not repugnant to the context its employees and agents;

             "LESSOR'S AGENT" means any Person or Corporation which the Lessor may from time to time notify the Lessee in writing is an agent of the Lessor;

             "LESSOR'S EXPENSES" means the Lessor's expenses of operating, repairing, or maintaining a building of which the Premises forms a part;

             "LESSOR'S PURPOSES" means the passage or flow of water gas fuel electricity sewerage garbage sullage air conditioning heating cooling and ventilation telephone public address fire detection and protection and other services in or about or through above or below the Premises;

             "LOCAL OR PUBLIC AUTHORITY" means every Governmental or Semi-Governmental body, authority or commission, Municipal Council, Health Board, Health Commissioner, Water Authority, Water Sewerage and Drainage Board, Metropolitan Water Board, Fire Brigades Board, Insurance Council and every and any other board person or authority whatsoever now or hereafter exercising under any Act or by-law any control or jurisdiction over or power in connection with the Premises or any part thereof or with any business now or hereafter carried on thereon or with any water gas fuel electricity sewerage garbage sullage heating cooling ventilation or other services in or about the Premises and every officer or person acting under the authority of any Act by-law or Local or Public Authority;

             "OUTGOINGS" means the outgoings specified in Item 8 of the Schedule;

             "PERSON" means a natural person or corporation;

             "PREMISES" means the premises (if any) specified in Item 1 of the Schedule erected on the land together with the fixtures fittings chattels furnishings plant machinery and equipment of the Lessor (if any) therein from time to time details of which or some of which are specified in Item 1 of the Schedule;

             "PRESCRIBED RATE" means the rate of interest specified in Item 4 of the Schedule;

             "RENT" means the rent specified in Item 3 of the Schedule as subsequently reviewed and varied pursuant to the provisions of this Lease;

             "RENT REVIEW DATE" means each of the dates specified in Item 5 of the Schedule;

             "SCHEDULE" means the schedule to this Lease;

             "STRATA COMPANY" means the owners of the building and its successors created upon the registration of the Strata Plan;

             "STRATA COMPANY BY-LAWS" means Parts I and II of the By-laws of the Strata Company as adopted by the Strata Company and includes any amendments thereto;

             "STRATA PLAN" means a Strata Plan registered or to be registered pursuant to the provisions of the Strata Titles Act and all matters contained or endorsed upon or annexed to the Strata Plan and includes any amendments thereof;

             "TERM" means the term of this Lease specified in Item 2 of the Schedule which term shall commence on the Commencement Date and expire on the Expiration Date and includes any extension or renewal of the Term; and

             "VALUER" or "VALUERS" means a valuer of not less than five (5) years experience in valuing commercial properties who is a member of the Institute of Valuers nominated by the President for the time being of the Institute of Valuers at the request of the Lessor.

    1.2      In this Lease unless the context otherwise requires:

             1.2.1 a reference to any Act shall include all amendments or re-enactments thereof for the time being in force;

             1.2.2 any covenant entered into by more than one person shall be deemed to have been entered into by them and any two or more of them jointly and by each of them severally; and

             1.2.3 the captions and the headings to the Clauses of this Lease are for index purposes only and this Lease is to be read and construed as though the captions and headings were not part of this Lease and without reference to the captions and headings.

    1.3 The covenants herein on the part of the Lessee to be performed and observed shall be deemed to be made by the Lessee to the intent that such obligations may continue throughout the whole of the Term and during any period of holding over and be binding upon and enforceable not only against the Lessee but also against any occupier whomsoever for the time being of the Premises or any part thereof.

2.           LEASE AND RENT

    2.1      LEASE

             The Lessor leases to and the Lessee takes the Premises for the Term subject to the covenants implied by the Transfer of Land Act 1893 except as herein amended or negatived and upon and subject to the terms, covenants, conditions and stipulations contained herein PROVIDED THAT (without limiting any other right hereby granted or becoming vested in the Lessor) the Lessor shall be entitled to access to and the rights reserved in respect of the Premises in the terms hereof.

    2.2      RENT

             The Lessee shall pay the Rent for the Premises to the Lessor in the manner provided in clause 3.1.

    2.3      DATES FOR PAYMENT OF RENT

             The Rent shall be paid in advance by equal monthly instalments on the dates specified in Item 3 of the Schedule.

    2.4      RENT REVIEW

             [intentionally deleted]

3.           LESSEE'S COVENANTS

             The Lessee COVENANTS with the Lessor that:

    3.1      PAYMENT OF RENT

             The Rent shall be paid by the Lessee free of deductions to the Lessor at the times, in the manner and at the address in Perth referred to in Item 3 of the Schedule or to such other place or to such agent or to such bank or other financial institution account as the Lessor shall from time to time specify by notice in writing to the Lessee.

    3.2      OUTGOINGS

             3.2.1 The Lessee shall throughout the Term duly and punctually pay the Outgoings.

                          Where any Outgoings are not separately assessed or charged in respect of the Premises the Lessee shall pay the same proportion thereof as the area of the Premises bears to the net lettable area of the land or premises the subject of the assessment or charge. At the commencement of the Term and at the expiration or sooner determination thereof the Outgoings shall (if necessary) be apportioned as between the Lessor and the Lessee.

             3.2.2 In connection with payment of the Outgoings the Lessor may serve on the Lessee notice of the Outgoings or any of them and the Lessee shall pay to the Lessor (or as the Lessor may otherwise direct) the amount of the Outgoings stated in the notice and shall indemnify and keep indemnified the Lessor against all claims, penalties, fines or charges arising from late payment of any of the Outgoings.

    3.3      POWER TELEPHONE AND OTHER SERVICES

             3.3.1 The Lessee shall pay not later than the due date for payment specified in the first account or demand received in respect thereof all charges for water, excess water, gas, electricity, fuel, telephone or other services, utilities or facilities (in respect of meter rental use or consumption calls reconnection relocation or otherwise) relating to the Premises or the use or occupation thereof.

    3.4      PAYMENT OF COSTS

             The Lessee shall pay on demand to the Lessor:

             3.4.1 all reasonable legal costs charges and expenses incurred by the Lessor as a result of or attributable to any default by the Lessee in observing or performing any of the Lessee's Covenants including without limitation all costs charges expenses and fees relating to the preparation and service of a notice under Section 81 of the Property Law Act 1969 requiring the Lessee to remedy any breach of any of the Lessee's covenants notwithstanding that forfeiture for the breach shall be avoided otherwise than by relief granted by the Court;

             3.4.2 the costs of the Lessor's solicitors of and incidental to the instructions for and drawing and engrossing and stamping and registering this Lease and all counterparts thereof and all negotiations and drafts in respect thereto;

             3.4.3 interest at the Prescribed Rate on all Rent and other moneys payable by the Lessee to the Lessor under this Lease but unpaid for more than fourteen (14) days from the respective due date computed on a daily basis on the amount from time to time remaining owing from and including the due date until the date of payment.

    3.5      INDEMNITIES

             The Lessee shall use occupy and keep the Premises at the risk of the Lessee in all respects and releases to the full extent permitted by law the Lessor its employees agents and contractors from all costs claims actions proceedings demands expenses judgments damages or losses of any kind whatever resulting from or attributable to any accident damage loss death or injury occurring at in or on or in the vicinity of the Premises except to the extent that the same is caused by any act, neglect, default or omission on the part of the Lessor its employees agents or contractors. Without limiting the generality of the foregoing the Lessee shall indemnify and keep indemnified the Lessor from and against:

             3.5.1 all costs claims actions proceedings demands expenses judgments damages and losses suffered or incurred by the Lessor in connection with or resulting from the loss of life of or personal injury to any person or damage to any property wherever occurring arising from or out of or attributable to any occurrence in or about the Premises occasioned wholly or in part by any act neglect default or omission by the Lessee or any of the Lessee's Employees or Visitors at in or on or in the vicinity of the Premises; and

             3.5.2 any damage to the Premises or any other land or building or other property arising from or attributable to the negligent use or misuse by the Lessee or any of the Lessee's Employees or Visitors of any fixtures and fittings furnishings plant or equipment used or required in connection with the Lessor's Purposes or to the negligent use, misuse, waste or abuse of the water, gas, fuel, electricity, or other services or utilities or facilities in the Premises.

    3.6      INSURANCE

             3.6.1 Notwithstanding Item 8(b) of the Schedule the Lessee shall at the Lessee's expense effect and at all times maintain with a public insurance office approved by the Lessor on behalf of the Lessee and the Lessor for their respective rights and interests:

                          3.6.1.1      a policy to cover all plate glass (if
                                       any) in the Premises against damage or
                                       destruction to the full insurable value
                                       thereof; and

                          3.6.1.2 a public liability policy with a cover of not less than TEN MILLION DOLLARS ($10,000,000) or any increased sum which the Lessor may from time to time specify in respect of any one occurrence. The policy of insurance shall cover all claims demands proceedings judgments damages costs and losses of any nature whatsoever in connection with the loss of life of and or personal injury to any person and or damage to any property (wheresoever occurring) arising from or out of any occurrence at or in the vicinity of the Premises or any part thereof or occasioned wholly or in part by any act neglect default or omission by the Lessee or by the Lessee's Employees or Visitors.

             3.6.2 All moneys recovered in respect of any insurance under paragraphs 3.6.1.1 and 3.6.1.2 above shall be forthwith expended by the Lessee in the satisfaction reinstatement or replacement of those items for which the moneys are received to the extent that those moneys are sufficient for the purpose and the Lessee shall make up any deficiency from the Lessee's own moneys.

    3.7      EVIDENCE OF INSURANCE AND RENEWAL

             The Lessee shall pay not later than the date for payment specified in the first premium notice or demand received in respect thereof all premiums in respect of the insurances to be effected and maintained by the Lessee as herein provided and on demand shall produce any evidence of the policies and of the renewal thereof which the Lessor may from time to time require.

    3.8      VOIDING INSURANCE POLICIES

             The Lessee shall not at any time during the Term do, permit or suffer to be done any act matter or thing upon the Premises whereby any insurances in respect of the Premises may be vitiated or rendered void or voidable or whereby the rate of premium on any insurance shall be liable to be increased. If the Lessee shall do or permit to be done any act matter or thing which has the effect of invalidating or avoiding any policy of insurance taken out by the Lessor or the Lessee then the Lessee shall be responsible for any damage or loss which they may suffer or incur as a result thereof and shall pay to the Lessor any increased amount of premium over the existing premium which may be charged on any insurance covering the Premises (and anything contained therein) if the increased amount is caused by the nature of the business from time to time carried on by the Lessee or other occupier of the Premises or by reason of any act or omission of the Lessee or other occupier of the Premises.

    3.9      HAZARDS

             The Lessee shall not without obtaining the Lessor's prior written consent bring onto or keep or permit to be brought onto or kept in or about the Premises any article thing or substance of a dangerous hazardous or inflammable nature or permit any conduct in or about the Premises which shall or may increase the rate of any premium payable in respect of any policy of insurance in relation to the Premises. If:

             3.9.1 in contravention of the above any policy of insurance is invalidated avoided or the payment of any moneys thereunder refused then without prejudice to any other claims or rights of the Lessor against the Lessee or any other person in respect thereof the Lessee shall pay on demand the full amount of any damage loss or deficiency as the case may be incurred by the Lessor as a result of or attributable to the breach; and

             3.9.2 as a result of a contravention of the above any extra premium shall be payable in respect of any insurance policy the Lessee shall forthwith pay all extra premiums.

    3.10     REPAIRS AND MAINTENANCE

             The Lessee shall at the Lessee's expense:

             3.10.1 keep the Premises and all additions thereto the exterior and interior entrances thereto and all plate glass (if any) all sewerage water electrical and plumbing installations fixtures and fittings all Air-Conditioning Plant floor coverings windows partitions fixtures fittings plant equipment and furnishings including doors door locks and fittings therein clean and in good substantial and functional repair order and condition (damage by fair wear and tear or any risk insured against to the extent of the moneys recovered under any insurance cover excepted);

             3.10.2 repair and make good any damage to the Premises or any fixtures and fittings furnishings plant and equipment respectively comprised therein resulting from or attributable to the want of care negligence misuse or abuse by the Lessee or any of the Lessee's Employees or Visitors or from any breach of any of the Lessee's Covenants; and

             3.10.3 replace forthwith in the Premises all electric light fittings light bulbs globes and fluorescent tubes which may become damaged broken or which shall fail to function,

             Provided that nothing in this clause shall require the Lessee to carry out any structural or capital maintenance, replacement or repair except where rendered necessary by any act or omission of the Lessee or the Lessee's Employee's or Visitors or where any structural or capital maintenance replacement or repair is necessary by virtue of any works carried out to the Premises by the Lessee or caused to be carried out by the Lessee.

    3.11     PAINTING

             Unless specified to the contrary in Item 10 of the Schedule during the final two (2) months of the Term or upon the earlier determination of the Term and if the Term is extended or renewed during the last two (2) months of any extended or renewed term or upon the earlier determination thereof the Lessee shall paint, paper and decorate all those parts of the interior and exterior of the Premises as have been previously painted papered or decorated in a good and tradesmanlike manner and with good quality and suitable materials in colours and designs previously approved of by the Lessor.

    3.12     CLEANING

             The Lessee shall at the Lessee's expense:

             3.12.1 keep the Premises and its entrances and surrounds in a thorough state of cleanliness and not allow to accumulate or remain therein or thereabouts any discarded rubbish papers cartons boxes containers or other waste products and shall leave rubbish containers outside the Premises only in those areas and at those times and for those periods from time to time prescribed for that purpose by the Lessor;

             3.12.2 keep the Premises free and clear of all rodents vermin insects birds animals termites and other pests and if the Lessee fails to do so the Lessee shall if and so often as necessary employ pest exterminators approved by the Lessor to carry out the necessary work; and

             3.12.3 if required by the Lessor permit access by any cleaning contractor and its employees and sub-contractors nominated by the Lessor to the Premises at all necessary times for cleaning purposes.

    3.13     FURTHER REPAIRS AND MAINTENANCE

             The Lessee shall at the Lessee's expense:

             3.13.1 employ forthwith upon the same becoming necessary such qualified tradesmen or contractors approved by the Lessor to remedy any malfunction in any fixtures fittings furnishings plant and equipment;

             3.13.2 clean regularly any grease traps (whether within the Premises or not) serving the Premises;

             3.13.3 keep and maintain all gardens, lawns, court yards, grounds and yards (if any) in a good, clean, neat and tidy state of repair and condition; and

             3.13.4 keep the Lessor indemnified in respect of all the matters referred to in paragraphs 3.13.1, 3.13.2 and
                          3.13.3 above,

             Provided that nothing in this clause shall require the Lessee to carry out any structural or capital maintenance, replacement or repair except where rendered necessary by any act or omission of the Lessee or the Lessee's Employee's or Visitors or where any structural or capital maintenance replacement or repair is necessary by virtue of any works carried out to the Premises by the Lessee or caused to be carried out by the Lessee.

    3.14     MALFUNCTIONS IN THE PREMISES

             The Lessee shall pay to the Lessor forthwith upon demand the reasonable cost of remedying any malfunction in or damage to any of the Lessor's fixtures fittings furnishings plant and equipment in the Premises caused by or contributed to by any act neglect or default on the part of the Lessee or the Lessee's Employees or Visitors.

    3.15     PROTECTION OF FLOOR COVERINGS

             3.15.1       The Lessee shall at the Lessee's expense:

                          3.15.1.1 keep and maintain any floor coverings from time to time installed by the Lessor in the Premises in good clean and substantial repair and condition (damage by fair wear and tear and by any risk insured against to the extent of the moneys recovered under any insurance cover excepted); and

                          3.15.1.2 protect the floor coverings from excessive wear by the provision of any protective devices which the Lessor may from time to time reasonably require.

             3.15.2 The Lessee shall not without obtaining the prior written approval of the Lessor cut alter or replace any floor coverings installed by the Lessor in the Premises or install any other floor coverings therein.

    3.16     NO ALTERATIONS OR ADDITIONS

             3.16.1 The Lessee shall not without obtaining the prior written approval of the Lessor and all necessary Local or Public Authorities (which approval shall not be unreasonably withheld):

                          3.16.1.1 make or permit to be made any alterations or additions in the construction or arrangement of the Premises (including without limitation any partitions or any major plumbing electrical airconditioning emergency or other installations or services in or used in connection with the Premises);

                          3.16.1.2 cut maim or injure any of the walls roofs partitions timbers doors or floors of the Premises; or

                          provided that the Lessee may at any time and from time to time erect or install any internal partitions fixtures or fittings in the Premises without having to obtain the prior written approval of the Lessor.

             3.16.2       Any works approved by the Lessor shall be carried out:

                          3.16.2.1 only by contractors or tradesmen approved of by the Lessor (which approval shall not be unreasonably withheld) and in accordance with plans specifications and schedules of works materials and finishes approved in writing by the Lessor before any works are commenced; and

                          3.16.2.2 at the Lessee's expense in all respects including the reasonable costs of any architects builders or other qualified persons consulted by the Lessor in considering any proposals and in examining the progress and completion thereof and all costs in relation to the relocation or alteration of or adjustment to any major plumbing electrical air-conditioning emergency or other installations and services affected by those works.

    3.17     LEGISLATION ORDERS AND REGULATIONS

             3.17.1 The Lessee shall at the Lessee's expense duly and punctually comply with and observe and indemnify the Lessor in respect of all present and future Acts (State or Federal) ordinances orders regulations and by-laws and all orders requirements and notices from or by any Local or Public Authority which relate or apply to the Premises or any part thereof or the use or occupancy thereof or the number or sex of the persons working in or from or at any time occupying or visiting the Premises including the carrying out of any repairs alterations or works to or the provision of fire alarms or other emergency services in or for the Premises.

             3.17.2 If any compliance or observance includes a requirement for structural alterations or additions to the Premises the Lessee's obligations hereunder shall in respect thereof only apply thereto insofar as they relate to the Lessee's business or the use to which the Premises are put by the Lessee or the number or sex of the Lessee's Employees or Visitors.

             3.17.3 All works which the Lessee is required to carry out shall be carried out only by contractors and tradesmen approved of by the Lessor and in accordance with plans specifications and schedules of works materials and finishes approved in writing by the Lessor before any works are commenced.

    3.18     PERMITTING LESSOR TO ENTER AND INSPECT

             When and so often as the Lessor shall reasonably require the Lessor may accompanied by a representative of the Lessee enter the Premises at all reasonable times and upon giving reasonable prior notice (except in case of emergency) to view the state of repair and condition thereof and to make any reasonable investigations which the Lessor may deem necessary to ascertain whether or not there has been any breach of any of the Lessee's Covenants and to serve upon the Lessee a notice in writing of any default there found requiring the Lessee to remedy the default in accordance with any covenant.

    3.19     LESSOR'S RIGHTS TO REPAIR

             3.19.1 If the Lessee fails to remedy any breach of any of the Lessee's obligations to repair under the terms of this Lease within fourteen (14) days of the date of service of a notice upon the Lessee requiring the Lessee to remedy the breach the Lessor without being under any obligation so to do may itself or by its employees agents and contractors without further notice enter the Premises at any reasonable time and to any extent necessary remain thereon with all necessary plant equipment and materials and carry out any repairs which the Lessor shall think fit.

             3.19.2 If in the Lessor's opinion any repairs for which the Lessee is liable are required to be carried out as emergency repairs the Lessor shall use its best endeavours to notify the Lessee of its intention to enter the Premises and carry out emergency repairs and the Lessor and the Lessor's employees agents and contractors may to any extent necessary remain on the Premises at any time to carry out any of those repairs and in respect of any work carried out by the Lessor pursuant to this subclause or the preceding subclause the Lessee shall pay on demand to the Lessor the reasonable cost and expenses (including interest at the Prescribed Rate) incurred in making the repairs and shall indemnify the Lessor from and against any loss or liability incurred by the Lessor in respect of the default.

    3.20     AIR-CONDITIONING PLANT

             Where any Air-Conditioning Plant is provided or installed in the Premises by the Lessor:

             3.20.1 the Lessee shall at all times comply with and observe the reasonable requirements of the Lessor in relation to the Air-Conditioning Plant and shall not do, or permit or suffer to be done, anything in relation to the same or otherwise which might interfere with or impair the efficient operation of the Air-Conditioning Plant;

             3.20.2 the Lessee shall allow the Lessor and the Lessor's engineers, mechanics, consultants and workmen at reasonable times and upon giving reasonable prior notice to the Lessee to enter and to the extent necessary to remain on the Premises to examine all or any of the Air-Conditioning Plant but that in carrying out such examination the Lessor shall not cause any undue interference to the

                          Lessee in the conduct of business in the Premises;

             3.20.3 the Lessee shall not cover or obstruct any ducts inlets or outlets of the Air- Conditioning Plant;

             3.20.4 the Lessee shall at all times during the Term keep the Air-Conditioning Plant in good working order (fair wear and tear excepted) and shall repair and maintain the Air-Conditioning Plant whenever required in accordance with the manufacturer specifications relating to the same provided that nothing in this clause shall require the Lessee to carry out any structural or capital maintenance, replacement or repair except where rendered necessary by any deliberate or negligent act or omission of the Lessee or the Lessee's Employee's or Visitors.



    3.21     NO AUCTION SALES

             The Lessee shall not hold nor permit any auction fire or bankruptcy sale in the Premises without obtaining the prior written consent of the Lessor.

    3.22     NO OVERLOADING

             3.22.1 The Lessee shall not without obtaining the prior written consent of the Lessor bring on to or permit to remain in the Premises any heavy machinery plant or equipment unless it is reasonably necessary or proper for the conduct of the Lessee's permitted use of the Premises but in no event shall any item be of a nature, size, weight or design as to cause or in the reasonable opinion of the Lessor be likely to cause any structural or other damage to the floors walls pillars ceilings or other parts of the Premises and/or the Land.

             3.22.2 The Lessee shall take all steps reasonably necessary to ensure that no floors walls pillars ceilings or other parts of the Premises and/or the Land are broken over-stressed or damaged by any overloading from any cause whatsoever and shall observe the maximum floor loading weights in respect of the respective portions of the Premises and/or the Land specified from time to time by the Lessor or the Lessor's Agent.

             3.22.3 Before bringing or permitting to be brought into the Premises and/or the Land any item by which any floor wall pillar ceiling or other part may be so broken overstressed or damaged the Lessee shall in writing inform the Lessor of the Lessee's intention so to do and shall comply with every direction that the Lessor may give in respect to the delivery times routing installation and location of the item and when appropriate the removal thereof.

    3.23     NO SIGN ANTENNA OR AMPLIFIER

             3.23.1 The Lessee shall not without obtaining the prior written consent of the Lessor or the Lessor's Agent place or permit to be placed or maintained on any external door wall or window of the Premises any television or radio antenna or mast or other apparatus or any sign awning canopy decoration lettering advertising device notice matter or thing or place or permit to be placed or maintained in or on any part of the Premises any radio or television receiver loudspeaker amplifier or other similar device (other than any emergency communication apparatus installed by the Lessor) visible or audible from outside of the Premises or place or maintain in any place visible from the exterior of the Premises any decoration lettering or advertising matter of any nature which does not comply in every respect with the requirements of all statutes regulations by-laws and orders applicable thereto. The Lessor shall not unreasonably withhold its consent or approval to any request made by the Lessee pursuant to this sub-clause.

             3.23.2 Prior to vacating the Premises the Lessee shall at the Lessee's expense remove any antenna mast apparatus sign awning canopy decoration lettering advertising device notice or thing displayed affixed or exhibited upon or within the Premises and shall make good any damage or disfigurement caused thereby or by the removal thereof.

    3.24     KEEPING AUTHORISED SIGNS IN GOOD ORDER

             The Lessee shall at all times maintain in good order condition and repair (damage by any risk insured against to the extent of the moneys recoverable under any insurance cover excepted) and if appropriate pay all moneys payable under and comply with all licence or leasing agreements in respect of any television or radio antenna or mast or other apparatus sign awning canopy decoration lettering advertising device notice matter or thing approved by the Lessor in accordance with the above.

    3.25     NUISANCE

             The Lessee shall not do or permit to be done in or about the
Premises:

             3.25.1 anything which may be a nuisance grievance disturbance or annoyance to the Lessor or to any tenant or occupier of other premises in the vicinity of the Premises; or

             3.25.2 any act matter or thing whereby a nuisance or anything in the nature of or which may be deemed to be a nuisance by any Local or Public Authority body or person or within the meaning of any Act (State or Federal) now or hereafter in force or any regulations or by-laws made thereunder may exist arise or continue upon or in connection with the Premises or any business carried on therein or therefrom or the use or occupation thereof and to abate forthwith any nuisance or alleged nuisance and carry out and comply with the provisions of every Act regulations and by-laws and with every order notice or requirement of any Local or Public Authority in reference thereto.

    3.26     EQUIPMENT RESTRICTIONS

             The Lessee shall not without obtaining the prior written approval of the Lessor (which approval shall not be unreasonably withheld) use or permit or suffer to be used in or in connection with the
             Premises:

             3.26.1 any form of lighting heating cooling or ventilation other than as installed therein at the commencement of the Term; and

             3.26.2 any electrical equipment that does or may overload any cable switchboard or sub-board through which electricity is conveyed to or through the Premises or any part thereof.

    3.27     NO DROPPING OR THROWING

             The Lessee shall not drop or throw or permit to be dropped or thrown anything from the Premises.

    3.28     SANITARY APPLIANCES

             The Lessee shall not use or permit to be used the toilets sinks drains and other plumbing facilities in the Premises for any purpose other than that for which they were respectively designed constructed or provided and shall not deposit or permit to be deposited therein any sweepings rubbish or other matter.

    3.29     USE OF PREMISES

             The Lessee shall:

             3.29.1 use the Premises only for the purpose of conducting therein the business described in Item 6 of the Schedule and shall not without obtaining the prior written consent of the Lessor use the Premises for any other purpose;

             3.29.2 obtain from any Local or Public Authority any approvals permits consents or licences required by law to carry on the Lessee's business from the Premises;

             3.29.3 not use or permit to be used the Premises for any unlawful immoral noxious noisy offensive trade business occupation or calling; and

             3.29.4 not use or permit to be used the Premises for any residential purposes.

    3.30     TOWN PLANNING

             The Lessee shall not do or permit to be done anything in breach of any applicable town planning scheme or zoning or whereby the zoning or permitted use of the Premises for their present purposes under any Act by-law order or scheme relating to town planning may be prejudiced or altered.

    3.31     LESSEE'S REPRESENTATIVE

             The Lessee shall notify the Lessor and the Lessor's Agent (if any) of the name address and business and after hours telephone number of a person to be authorised by the Lessee to control any internal security system within the Premises to enable the Lessor or the Lessor's agents or contractors to gain access to the Premises whenever pursuant to the terms of this Lease access is required or permitted and to advise the Lessor forthwith in writing of any change of the nominated person or other particulars.

    3.32     ACCESS TO PREMISES

             The Lessor shall be entitled by itself and by its employees consultants inspectors agents and contractors whenever deemed necessary by the Lessor to enter (and to the extent necessary to remain on) the Premises at all reasonable times and upon giving reasonable prior notice to the Lessee with all necessary plant equipment and materials to erect make excavate lay or install in on over or under the Premises and to make use of any pipe wire amplifier light alarm channel drain sump vent duct inlet outlet plant or machinery or other thing requisite for or in addition to any of the Lessor's Purposes and to enter upon the Premises at those times for the purpose of inspecting removing maintaining replacing repairing servicing altering or adding thereto in or about the Premises or the walls floors and ceilings thereof and the Lessor shall cause as little inconvenience disruption or damage to the Lessee as possible in so doing.

    3.33     ASSIGNMENT AND SUBLETTING

             3.33.1 The Lessee shall not assign sublet transfer or part with possession of or mortgage charge or otherwise encumber the Premises or any part thereof or the benefit of this Lease or any estate or interest therein or herein without obtaining the prior written consent of the Lessor and the provisions of Sections 80 and 82 of the Property Law Act 1969 shall not apply to this Lease. Subject to the provisions of this sub-clause the Lessor's consent shall not be unreasonably withheld if:

                          3.33.1.1 the Lessee shall prove to the reasonable satisfaction of the Lessor that the proposed sub-lessee or assignee is a respectable responsible and solvent person of sound financial standing;

                          3.33.1.2 all Rent and other moneys (and interest) then due and payable by the Lessee pursuant to this Lease shall have been paid;

                          3.33.1.3 there shall not be at the time the consent is sought or at the date any sublease or assignment is to take effect any subsisting breach of any of the Lessee's Covenants;

                          3.33.1.4 in the case of an assignment the assignee executes a Deed of Covenant whereby the assignee covenants with the Lessor to observe and perform all of the Lessee's Covenants the assignment to be prepared and approved by the Lessor's solicitors;

                          3.33.1.5 in the case of a mortgage charge or encumbrance the encumbrancer enters into a deed with the Lessor in a form reasonably required by the Lessor's solicitors to protect the Lessor in case of default powers being exercised;

                          3.33.1.6 the Lessee pays to the Lessor all reasonable costs and expenses including legal costs administrative costs stamp duty and other disbursements incurred or to be incurred by the Lessor in respect of the Deed of Covenant and a fee to cover administrative expenses and the Lessor's reasonable legal costs;

                          3.33.1.7 where any proposed assignee is a Corporation (not being a company whose shares are listed on any Stock Exchange in Australia) the directors and principal shareholder thereof at their expense execute and complete a Deed of Guarantee and Indemnity in a form approved by the Lessor's solicitors in favour of the Lessor in respect to the payment of all Rent and the observance and performance of all of the Lessee's Covenants.

             3.33.2 Where the Lessee is a corporation (not being a company whose shares are listed on any Stock Exchange in Australia) any change of the beneficial ownership or substantial shareholding (within the meaning of Chapter 6.7 of the Corporations Law) in the corporation or any related corporation (within the meaning of Section 50 of the Corporations Law) shall be deemed to be an assignment of the Premises and the benefit of this Lease and shall be subject to the terms specified above provided that this clause shall not apply so long as Dynamic Digital Depth (Australia) Pty Ltd remains the Lessee.

             3.33.3 Notwithstanding any other provision in this Lease so long as Dynamic Digital Depth (Australia) Pty Ltd remains the Lessee it shall be entitled to sub-let or otherwise part with possession of the Premises or any part thereof provided that:

                          3.33.3.1 the sub-lessee shall be a person, persons or corporation approved by the Lessee; and

                          3.33.3.2 the parting with possession by Dynamic Digital Depth (Australia) Pty Ltd shall not relieve it from any of its obligations expressed or implied pursuant to the terms of this Lease.

                          If at any time Dynamic Digital Depth (Australia) Pty Ltd grants a sub-lease it shall notify the Lessor of the sub-lessee's name and address (and after hours contact number) as soon as is reasonably practicable thereafter.

    3.34     LESSEE'S LIABILITIES TO CONTINUE

             The covenants and agreements on the part of any assignee or sub-lessee with the Lessor expressed or implied in any Deed evidencing any assignment or sub-lease shall be deemed to be supplementary to those contained in this Lease and shall not in any way relieve or be deemed to relieve the Lessee from the Lessee's liabilities hereunder during the term of the lease and the Extended Term (if any) of this lease.

    3.35     CAVEATS

             The Lessee may during the Term lodge a subject to claim caveat against the Land. The Lessee shall not at any time lodge an absolute caveat against the Land. The Lessee shall at the expiration or sooner determination of the Term or upon assigning this Lease or at any time at the request of the Lessor sign and lodge at the Lessee's expense a proper registrable withdrawal of any subject to claim caveat lodged against the Land by the Lessee. If the Lessee lodges an absolute caveat or fails to withdraw any subject to claim caveat the Lessee in consideration of the Lessor granting this Lease to the Lessee irrevocably APPOINTS the Lessor the agent and attorney of the Lessee to sign and lodge any withdrawal of caveat the cost of which shall be borne and paid by the Lessee forthwith upon demand.

    3.36     GIVE NOTICES

             The Lessee shall forthwith:

             3.36.1 on receipt thereof give to the Lessor copies of any notice received by the Lessee from any court or Local or Public Authority relating to the Premises or any part thereof or the use or occupation thereof;

             3.36.2 upon any person dying or receiving any injury in the Premises or upon any accident occurring to or defect being found in any sanitary water gas or electric pipes or wires fixtures fittings plant or equipment or furnishings in the Premises give to the Lessor written notice and those full particulars thereof known to the Lessee; and

             3.36.3 give to the Lessor and any appropriate Local or Public Authority written notice of any infectious illness occurring on the Premises and shall at the Lessee's expense thoroughly fumigate and disinfect the Premises to the satisfaction of the Lessor and those authorities and otherwise comply with their reasonable requirements in regard thereto.

    3.37     PERMIT INTENDING TENANTS OR PURCHASERS TO INSPECT

             3.37.1 At all times within the period of three (3) months immediately prior to the expiration or sooner determination of the Term the Lessee shall permit the Lessor and the Lessor's Agent at all reasonable times and upon giving reasonable prior notice to the Lessee to enter the Premises with and exhibit the same to prospective tenants and the Lessee shall allow the Lessor to affix and exhibit where the Lessor shall think fit any notice or sign for reletting the Premises.

             3.37.2 The Lessee shall allow the Lessor and the Lessor's Agent at reasonable times and upon giving reasonable prior notice to the Lessee during the Term to enter the Premises with and exhibit the same to prospective purchasers and the Lessee shall allow the Lessor to affix and exhibit where the Lessor shall think fit any notice or sign for selling the Premises and the Lessee shall not without obtaining the Lessor's consent remove deface or obscure any notice or sign nor permit the same to be removed defaced or obscured.

    3.38     REMOVE FIXTURES AND FITTINGS

             Before the expiration or sooner determination of the Term the Lessee shall:

             3.38.1       remove from the Premises the Lessee's Fittings; and

             3.38.2 remove from the Premises all items which shall have been erected placed or installed by the Lessee or any previous tenant or occupier of the Premises after the date of completion of the Fitout Works (other than any fixtures and fittings plant equipment and furnishings which in the reasonable opinion of the Lessor form an integral part of the Premises including without limitation all light fittings located in or affixed to the Premises and nominated as such by notice in writing by the Lessor to the Lessee on or before the expiration or sooner determination of the Term), and make good to the reasonable satisfaction of the Lessor any damage whatsoever caused to the Premises by such erection installation or removal. If required by the Lessor the Lessee shall also re-alter any alterations made to the Premises after the date of completion of the Fitout Works so that the Premises are restored to their condition as at the date of completion of the Fitout Works. Any fittings fixtures plant equipment and furnishings not removed by the Lessee either as of right or by requirement of the Lessor after the expiration or other termination of this Lease shall be deemed to have been abandoned by the Lessee and shall be and become the property of the Lessor without any right by the Lessee to make any claim whatever against the Lessor in respect thereof.

    3.39     KEEP SECURE

             The Lessee shall:

             3.39.1 use its best endeavours to protect and keep safe the Premises and any property contained therein from theft or robbery; and

             3.39.2 keep all doors windows and other openings closed and securely fastened when the Premises are not in use.

    3.40     YIELD UP

             At the expiration or sooner determination of the Term the Lessee shall yield and deliver up possession of the Premises to the Lessor in a good and substantial repair order and condition and state of cleanliness and decoration consistent with the due and punctual observance and performance by the Lessee of the Lessee's Covenants and shall surrender to the Lessor or the Lessor's Agent all keys cards switching equipment combinations identification cards or other devices for or enabling the Lessee or the Lessee's Employees or Visitors to gain access to the Premises or any part thereof.

4.           LESSOR'S COVENANTS

    4.1      QUIET ENJOYMENT

             The Lessor COVENANTS with the Lessee that the Lessee duly paying the Rent and other moneys hereby reserved and observing and performing the other Lessee's Covenants shall peaceably and quietly hold and enjoy the Premises during the Term without any interruption by the Lessor or any person rightfully claiming through under or in trust for the Lessor except as herein authorised.

    4.2      MORTGAGEE'S CONSENT

             The Lessor shall forthwith obtain the unconditional written consent to this Lease of all mortgagees under any mortgage registered against all or any of the Certificates of Title comprising the Premises.

    4.3      LESSOR'S CONSENT

             Unless otherwise specifically provided in this Lease in every case where the Lessee requires a consent or approval of the Lessor:

             4.3.1 that consent or approval shall not be unreasonably withheld; and

             4.3.2 the Lessor shall promptly consider the Lessee's application for that consent or approval provided that this clause shall not apply to any assignee or sub-lessee of the Lessee.

    4.4      LESSOR ENTERING THE PREMISES

             In any case where the Lessor or any person authorised by the Lessor (including without limitation, any servant agent contractor or workmen of the Lessor) is entitled under this Lease to enter upon the Premises, the Lessor and all those persons shall:

             4.4.1 except in the case of emergency, give reasonable notice to the Lessee prior to entering upon the Premises; and

             4.4.2 at all times cause as little inconvenience as is practicable to the Lessee and its business.

    4.5      PAYMENT OF OUTGOINGS NOT THE RESPONSIBILITY OF THE LESSEE

             At all times during the term the Lessor shall duly and punctually pay or cause to be paid all rates taxes and outgoings in respect of the Premises that are not the responsibility of the Lessee under this Lease and from time to time and upon request by the Lessee shall produce to the Lessee such evidence as the Lessee reasonably requires as to the payment thereof.

    4.6      STRUCTURAL REPAIRS

             Subject to the provisions of clause 3.10 excluding certain obligations on the part of the Lessor in this regard, the Lessor shall at all times during the Term and any extension or holding over at its own cost and expense, keep the structure of the Premises in good repair and condition and carry out any structural maintenance, replacement or repair and make good any damage (except where rendered necessary by any deliberate or negligent act or omission of the Lessee or the Lessee's Employees or Visitors) within a reasonable time having regard to the extent of the damage and the work required.

    4.7      STRUCTURAL WORKS

             Subject to the provisions of clause 3.10 excluding certain obligations on the part of the Lessor in this regard, without limiting the generality of clause 4.6, the Lessor shall at its own cost and expense after receiving written notice by the Lessee comply with and observe all notices and requirements of any Local or Public Authority with respect to the building constructed on the Land and owned by the Lessor, whether or not involving structural alterations, where compliance with and observance of such notices and requirements is not the obligation of the Lessee pursuant to this Lease.

5.           MUTUAL COVENANTS

             The Lessor and the Lessee MUTUALLY COVENANT that:

    5.1      DAMAGES

             5.1.1 The Lessee's obligations to observe or perform the Lessee's Covenants shall survive the expiration or other termination of this Lease and if the Lessee shall not have observed and performed the same the Lessor may in addition to any of other rights at its option cause or do all things necessary for the observance and performance and the Lessor may recover from the Lessee as a liquidated debt payable on demand the costs and expenses thereof together with interest at the Prescribed Rate on the amount thereof from time to time remaining owing from the date of the expenditure of the costs to the date of repayment thereof by the Lessee to the Lessor.

             5.1.2 In respect of each day following the date of the expiration or sooner determination of this Lease until the date on which the Lessee shall complete the observance and performance of the obligations of the Lessee's Covenants or any earlier date on which the Lessor shall in exercise of its powers conferred by this Lease cause any default by the Lessee in the observance or performance of its obligations to be remedied the Lessee shall pay to the Lessor and the Lessor may recover from the Lessee as and by way of liquidated damages a daily sum equal to 1/365th of the aggregate of the Rent and Outgoings payable by the Lessee for or in respect of the Premises for the twelve (12) months immediately preceding the date of termination.

    5.2      DEFAULT PROVISIONS

             If:

             5.2.1 the Rent or any part thereof shall at any time be unpaid after becoming due for more than seven (7) days (or, such further time as the Lessor may in any case specify) after written notice to the Lessee to pay the same; or

             5.2.2 the Lessee breaches or fails to observe or perform any other of the Lessee's Covenants and the breach non-observance or non-performance shall continue after the expiration of (14) days (or, such further time as the Lessor may in any case specify) of written notice to the Lessee to remedy the same; or

             5.2.3 the Lessee shall go into liquidation or become bankrupt or enter into any composition arrangement with or assignment for the benefit of the Lessee's creditors; or

             5.2.4 the Lessee shall have appointed under any Act or instrument or by order of any court a manager and administrator a trustee a receiver or a receiver and manager or liquidator in relation to any part of the Lessee's undertakings assets or property; or

             5.2.5 the Premises shall be abandoned or otherwise left vacant,

             THEN and in any such case (but subject to and this clause shall not apply to the extent of inconsistency with the Bankruptcy Act 1966) the Lessor may at its option re-enter occupy and resume possession of the Premises or any part thereof (with or without re-entering the Premises) by written notice to the Lessee to terminate this Lease and thereupon this Lease (other than the provisions hereof applying for the benefit of the Lessor after the expiration of the
             Term) and the Term shall cease and determine but without releasing the Lessee from the obligation to pay the Rent and Outgoings accrued up to the time of the re-entry and without prejudice to the right of action of the Lessor in respect of any breach of the Lessee's Covenants.

    5.3      ESSENTIAL TERMS

             The Lessee's covenants:

             5.3.1        to pay the Rent and the Outgoings; and

             5.3.2 not to assign, sublet, transfer or part with possession of the Premises or any part thereof or of the benefit of this Lease without obtaining the prior written consent of the Lessor,

             are essential terms of this Lease and any breach of any of those covenants shall be regarded by the Lessor and the Lessee as a fundamental breach and repudiation by the Lessee of this Lease. If the Lessor determines this Lease following such a breach and repudiation then (without prejudicing or limiting any other right or remedy of the Lessor arising from the breach or otherwise under this Lease) the Lessor shall be entitled to recover from the Lessee and the Lessee covenants to pay to the Lessor as and by way of liquidated damages for the breach and repudiation the aggregate of the Rent and Outgoings which would have been payable by the Lessee for the unexpired residue of the Term remaining after the determination after making allowance for Rent and Outgoings which the Lessor by taking reasonable steps to re-let the Premises obtains or could reasonably be expected to obtain by reletting the Premises for the unexpired residue of the Term on reasonable terms as to Rent and otherwise PROVIDED THAT:

             5.3.3 any reletting shall not be required to be on like terms as are herein expressed and implied;

             5.3.4 the acceptance by the Lessor of arrears or any late payment of the Rent or Outgoings shall not constitute a waiver of the essentiality of the Lessee's obligations to make these payments;

             5.3.5 the Lessor's entitlement to recover damages as specified above shall not be prejudiced or limited if:

                          5.3.5.1      the Lessee abandons or vacates the
                                       Premises;

                          5.3.5.2 the Lessor elects to re-enter the Premises or to determine this Lease;

                          5.3.5.3      the Lessor accepts the Lessee's
                                       repudiation of this Lease; or

                          5.3.5.4 the parties' conduct constitutes a surrender by operation of law;

             5.3.6 the Lessor shall be entitled to institute proceedings to recover damages as specified above either before or after any of the events or matters referred to in paragraph 5.3.5 above;

             5.3.7 any conduct by the Lessor to mitigate damages shall not of itself constitute acceptance of the Lessee's breach or repudiation or a surrender by operation of law; and

             5.3.8 nothing herein expressed or implied shall be construed to mean that none of the other Lessee's Covenants may be an essential term.

    5.4      DAMAGE TO THE PREMISES

             If the Premises or any part thereof at any time during the Term is resumed or taken for any public purpose by any competent authority or is declared unfit for occupation or ordered to be demolished by any competent authority or is destroyed or damaged by any risk insured against so as to render the same substantially unfit for the use and occupation of the Lessee or so as (in either case) to deprive the Lessee of substantial use of the same or so as (in the case of damage or destruction) to render the rebuilding or reconstruction of the Premises in its previous form impracticable or undesirable in the opinion of the Lessor, THEN:

             5.4.1 this Lease may be terminated without compensation by either the Lessor or the Lessee by notice in writing to the other PROVIDED THAT the Lessee shall only be entitled to terminate this Lease if any policy of insurance effected in respect of any damage or destruction shall not have been vitiated or payment of the policy moneys refused in consequence of some act or default of the Lessee or any of the Lessee's Employees or Visitors;

             5.4.2 any termination shall be without prejudice to the rights of either party in respect of any antecedent breach matter or thing;

             5.4.3 nothing herein expressed or implied shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate the Premises or to make the same fit for use and occupation of the Lessee;

             5.4.4 if any such resumption damage or destruction of the Premises occurs the Rent and Outgoings or a proportionate part thereof depending on the nature or extent of the resumption destruction or damage shall abate until the Premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Lessee or until the Lease shall have been terminated pursuant to the provisions of paragraph
                          5.4.1 above as the case may be. Until mutual agreement between the Lessor and the Lessee as to the extent of the abatement or until determined as provided herein the Lessee shall continue to pay the Rent and Outgoings in full and upon any agreement or determination the Lessor shall refund free of interest to the Lessee any Rent and Outgoings which according to the agreement or determination has been overpaid. If any dispute arises with respect to the extent of the abatement it shall be determined by arbitration as provided in clause 5.13.

             5.4.5 Notwithstanding anything in this sub-clause expressed or implied the Lessee shall have no right of termination and the Rent and Outgoings shall not abate if the destruction or damage or the fact of the Premises being declared unfit for occupation or ordered to be demolished was caused or contributed to by the Lessee or the Lessee's Employees or Visitors.

    5.5      EXCLUSION OF WARRANTIES

             The Lessee acknowledges and declares that no promise representation warranty or undertaking has been made or given by or on behalf of the Lessor in regard to the suitability of the Premises for any business to be carried on therein or therefrom or in regard to any fixtures fittings furnishings finish plant machinery or equipment of or in the Premises or as to the management or security of the Premises otherwise than as herein expressly contained.

    5.6      OWNERSHIP OF FIXTURES AND FITTINGS

             Any fixtures fittings chattels plant equipment and furnishings and other material or articles installed or left by the Lessor in the Premises at the Lessor's cost shall be deemed for all purposes to be part of the Premises and shall remain the property of the Lessor and the Lessee shall not at any time remove damage destroy alter or otherwise dispose of the same without the prior written consent of the Lessor.

    5.7      HOLDING OVER

             If the Lessee continues to occupy the Premises after the expiration or sooner determination of the Term with the consent of the Lessor then the Lessee shall become a monthly tenant only of the Lessor but (unless otherwise agreed) at a rent equal to one twelfth of the aggregate of the Rent and Outgoings payable by the Lessee immediately preceding the expiration or sooner determination and otherwise on and subject to the same covenants and conditions mutatis mutandis as are herein expressed or implied except that the monthly tenancy may be determined by one month's notice in writing by the Lessor or the Lessee to the other expiring at any time.

    5.8      MORATORIUM

             The application to this Lease of any moratorium or Statute (State or Federal) having the effect of extending the Term reducing or postponing the payment of the Rent or any part thereof or otherwise affecting the operation of the Lessee's Covenants or providing for compensation rights or privileges at the expense of the Lessor in favour of the Lessee or any other person is expressly excluded.

    5.9      SEVERANCE

             If any condition covenant or stipulation of this Lease or the application thereof to any person or circumstances shall be or become invalid or unenforceable the remaining covenants conditions and stipulations shall not be affected thereby and each covenant condition and stipulation of this Lease shall be valid and enforceable to the fullest extent permitted by law.

    5.10     WAIVER

             5.10.1 The Lessor's failure to take advantage of any default or breach of covenant on the part of the Lessee shall not be or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this Lease be construed to waive or reduce the right of the Lessor to insist upon the observance or performance by the Lessee of any of the Lessee's Covenants.

             5.10.2 No consent or waiver expressed or implied by the Lessor or on behalf of the Lessor to or in respect of any particular breach of any of the Lessee's Covenants shall be construed as a consent or waiver to or of any other breach of the same or any other of the Lessee's Covenants.

             5.10.3 The acceptance by the Lessor of Rent under the Lease shall not be nor be deemed to be a waiver of any default or breach by the Lessee of any of the Lessee's Covenants or the Lessor's knowledge thereof at the time of acceptance of the Rent.

    5.11     SERVICE OF NOTICES

             Any notice demand or request required to be made or given pursuant to this Lease shall be in writing signed by the party giving the notice or its agent or solicitors and may be served personally or may be served by being delivered or by being sent by prepaid certified post:

             5.11.1 to the address specified herein of the party unless that party has given notice of a substituted address for service of notices and then at that substituted address; or

             5.11.2 in the case of a person to the usual place of abode or business of the person; or

             5.11.3 in the case of a corporation to its registered office principal place of business or principal office;

             and shall be deemed to have been served:

             5.11.4 on the day of delivery if delivered before 5.00 pm on a business day, and otherwise on the business day next following; or

             5.11.5       on the business day next following the day of posting.

    5.12     OPTION OF RENEWAL

             If the Lessee desires to take a renewal of the Term and gives to the Lessor notice in writing at least three (3) months before the expiration of the relevant Term of the Lessee's intent to do so and if at the time of giving that notice and at the expiration of the Term there shall be no outstanding breach or non-observance of any of the Lessee's Covenants of which notice has been given by the Lessor which notice is not complied with within the time properly specified in that notice and if in the meantime the Lessor's right of re-entry shall not have otherwise arisen then the Lessor shall grant to the Lessee an extension of the Term for the extended term or terms referred to in Item 7 of the Schedule (together the "Extended

             Term") containing like covenants and provisos as are herein expressed and implied (save for the right of extension the subject of this Clause which right shall be expressly excluded from the Lease for the extended Term or from the Lease for the last extended term if there shall be more than one extended term as the case may
             be) and reserving to the Lessor a rent from the commencement date of and during each Extended Term to be calculated and determined in accordance with the rent review provisions contained herein.

    5.13     ARBITRATION

             If any difference or dispute shall arise between the Lessor and the Lessee as to the interpretation of this Lease or concerning any act matter or thing to be performed or observed hereunder and if there shall be no express provision in this Lease for resolving the difference or dispute then the difference or dispute shall be determined by the arbitration of a single arbitrator nominated by the President for the time being of the Law Society of Western Australia (Inc.) and otherwise in accordance with the provisions of the Commercial Arbitration Act 1985 and the award of the arbitrator shall be final and binding upon the Lessor and the Lessee. The Lessor and the Lessee may be represented by a duly qualified legal practitioner in any arbitration proceedings.

    5.14     SPECIAL CONDITIONS

             This Lease shall be subject to the special conditions (if any) contained in Item 11 of the Schedule.

    5.15     STATE PLANNING COMMISSION APPROVAL

             If the aggregate of the Term exceeds twenty one (21) years or if for any other reason this Lease shall require the consent of the State Planning Commission of Western Australia then this Lease shall be subject to that consent being given.

    5.16     GOVERNING LAW

             The laws of the State of Western Australia (and where applicable the Commonwealth of Australia) shall apply to this Lease.

    5.17     STRATA TITLES ACT

             The Lessor shall not register a Strata Plan in respect of the whole or part of the Land including the Premises without the prior written approval of the Lessee which approval may be given or refused by the Lessee or given subject to whatever conditions the Lessee in its absolute discretion determines.

6.           POWER OF ATTORNEY

             The Lessee irrevocably makes, nominates, constitutes and APPOINTS the Lessor and its nominee and their substitute or substitutes jointly and severally to be the true and lawful attorney or attorneys of the Lessee to act at any time after the power to re-enter herein contained shall have been exercised (a sufficient proof whereof shall be the statutory declaration of any officer or agent of the Lessor duly authorised by the Lessor in that behalf) to execute and sign a transfer or a surrender of this Lease and to procure the same

             (if necessary) to be registered and for any of these purposes to use the name of the Lessee and generally to do, execute and perform any act, deed, matter or thing relative to the Premises as fully and effectually as the Lessee could do in and about the Premises and the Lessee covenants to ratify and confirm all and whatsoever the attorney or attorneys shall lawfully do or cause to be done in and about the Premises.

7.           GUARANTEE

    7.1      GUARANTEE AND INDEMNITY

             In consideration of the Lessor entering into this Lease at the request of the Guarantor (which request is testified by the Guarantor's execution of this Deed), the Guarantor HEREBY JOINTLY AND SEVERALLY GUARANTEES payment to the Lessor on demand of the whole of the Secured Moneys and the performance and observance of all the Secured Obligations AND as an independent liability INDEMNIFIES AND AGREES TO KEEP INDEMNIFIED the Lessor against any loss, damage, action, demand, expense, claim or obligation which the Lessor has or may suffer or incur by reason of or in any way consequent upon, arising out of or incidental to the non-payment of the Secured Moneys or the non-performance or non-observance of the Secured Obligations. This indemnity shall not be limited or affected in any way whatsoever by the fact that the Secured Moneys or the Secured Obligations cannot be or could never be recovered from or enforced against the Lessee for any reason.

    7.2      UNLIMITED LIABILITY

             Each Guarantor's liability under paragraph 7.1 of this clause is unlimited.

    7.3      CONTINUING GUARANTEE AND INDEMNITY

             This Guarantee and Indemnity is a continuing security and shall not be wholly or partially discharged (even upon payment of all or the Secured Moneys that are presently owing) as long as any of the Secured Moneys are owing or payable, are contingently owing or payable or may in the Lessor's opinion become owing or payable or as long as any of the Secured Obligations have not been performed and the Guarantor shall have no right to discontinue this Guarantee and Indemnity.

    7.4      PRESERVATION OF GUARANTOR'S LIABILITY

             Neither the Guarantor's liability nor the Lessor's rights under this Guarantee and Indemnity or otherwise shall be prejudiced or discharged by any act or omission or the incapacity of any person or any event, circumstance or securities of any description which might otherwise have the effect (whether at law in equity or under statute) of prejudicing, affecting or discharging the liability of the Guarantor hereunder either as a guarantor or principal debtor or as an indemnifier AND without limiting the generality of the foregoing, the Guarantor's liability and the Lessor's rights hereunder shall not be prejudiced, affected or discharged in any of the following events or circumstances:

             7.4.1 any loss, release or impairment of any securities held in respect of the Secured Moneys or the Secured Obligations through any act or omission of the Lessor or through any other cause whatsoever;

             7.4.2 the granting of any time, credit or any indulgence or concession to or composition with or release or discharge by novation of the Lessee or any Guarantor or any other person whatsoever by the Lessor;

             7.4.3 any variation whatsoever of the terms governing the Secured Moneys or the Secured Obligations including without limitation any conditions imposed in respect of advances;

             7.4.4 any release, failure or agreement not to sue, variation, exchange, renewal or modification made or any other dealing, act or omission whether constituting a waiver, election, estoppel or otherwise by the Lessor with respect to any person or with respect to any judgment, order for payment of moneys, speciality, instrument (negotiable or otherwise) or other security whatsoever held, recovered or enforceable by the Lessor or any obligation or liability whatsoever in respect of all or any of the Secured Moneys or any or all of the Secured Obligations;

             AND each of the above circumstances shall be construed separately and independently and so as not to limit the meaning of any other listed circumstance.

    7.5      SUSPENSION OF GUARANTOR'S RIGHTS

             As long as any of the Secured Moneys are owing or payable by the Lessee to the Lessor (whether or not the Guarantor has become liable for those moneys under this Guarantee), the Guarantor shall not:

             7.5.1 claim any set-off or make any counter-claim against the Lessee or the Lessor;

             7.5.2 make any claim or enforce any right against the Lessee or any other guarantor or (where the Lessee or any other Guarantor dies) against his estate;

             7.5.3 prove in competition with the Lessor if the Lessee or any Guarantor becomes insolvent, whether in respect of any amount paid by the Guarantor under this Guarantee and Indemnity, in respect of any other amount (including the proceeds of any security) applied by the Lessor in reduction of the Guarantor's liability under this Guarantee and Indemnity, or otherwise; or

             7.5.4 be entitled to the benefit of any security or guarantee or any share therein now or subsequently held by the Lessor in respect of the Secured Moneys or the Secured Obligations or any of them.

    7.6      NO DEDUCTION FROM PAYMENTS

             All payments under this Guarantee and Indemnity shall be made without deduction for any tax duty or other governmental charge.

    7.7      PAYMENTS IN GROSS

             All moneys received by the Lessor which are capable of being applied by the Lessor towards payment of the Secured Moneys shall be regarded as payments in gross and the

             Guarantor shall have no right to claim the benefit of moneys so received until the Lessor has received all of the Secured Moneys which are owing or payable, are contingently owing or payable, or may become owing or payable.

    7.8      SECURITIES

             Until all claims of the Lessor in respect of the Secured Moneys and the Secured Obligations are discharged in full, any security taken by the Guarantor from the Lessee or any co-guarantor or co-indemnifier shall be held in trust for the Lessor as security for the Guarantor's liability under this Guarantee and Indemnity and the Guarantor shall upon request by the Lessor deposit that security with or assign it to the Lessor.

    7.9      OTHER SECURITIES AND OBLIGATIONS OF GUARANTOR

             The Lessor's rights under this Guarantee and Indemnity shall be additional to and shall not merge with, affect or be affected by:

             7.9.1 any other securities now or subsequently held by the Lessor from the Lessee, the Guarantor or any co-surety or co-indemnifier; or

             7.9.2        any other obligation of the Guarantor to the Lessor;

             notwithstanding any rule of the law or equity or any statutory provision to the contrary.

    7.10     OWNERSHIP OF THIS DOCUMENT

             This document is the property of the Lessor and shall remain the Lessor's property after the Guarantor's liability has been discharged in full.

    7.11     NON-LIABILITY OF OTHER PERSONS

             The Guarantor's liability under this Guarantee and Indemnity shall not be affected by:

             7.11.1 the fact that any other person who was intended to execute this Guarantee and Indemnity, or otherwise to become a co-surety for payment of the Secured Moneys or the Secured Obligations or any of them, has not done so or has not done so effectively; or

             7.11.2 the discharge under statute or any principle of law or equity of any person who is a co-surety or co-indemnifier for payment of the Secured Moneys or any part thereof.

    7.12     REINSTATEMENT OF THE LESSOR'S RIGHTS

             If any claim is made that all or part of any payment, obligation, conveyance or transfer affecting or relating in any way to the Secured Moneys or the Secured Obligations is void or voidable under any law relating to bankruptcy, liquidation or the protection of creditors and such claim is upheld, conceded or compromised:

             7.12.1 the Lessor shall be entitled immediately as against the Guarantor to the rights in respect of the Secured Moneys and the Secured Obligations to which it would have been entitled if all or that part of such payment, settlement, transaction, obligation, conveyance or transfer had not taken place;

             7.12.2 the Guarantor shall immediately do any act and sign any document at the Lessor's request to restore to the Lessor any securities or guarantees held by it immediately prior to such payment, settlement, transaction, obligation, conveyance or transfer.

    7.13     NOTICES

             Any notice or certificate to be given to or demand to be made on the Guarantor by or on behalf of the Lessor shall be deemed to have been duly given or made if it is in writing, signed by an Authorised Officer of the Lessor and left at or sent by prepaid mail to:

             7.13.1       the address of the Guarantor as shown herein;

             7.13.2 where a new address has been notified in writing by the Guarantor to the Lessor, that new address; or

             7.13.3 in the case of a corporate Guarantor, its registered office.

    7.14     CERTIFICATE AS TO THE SECURED MONEYS

             A certificate signed by the Lessor or its solicitors as to any sum payable to the Lessor pursuant to this Guarantee and Indemnity as at the date set out in the certificate shall be conclusive evidence of the facts stated herein.

    7.15     APPLICATION OF MONEYS

             The Lessor may apply any moneys paid by the Lessee, or the Guarantor or otherwise towards satisfaction of the Secured Moneys in any manner it sees fit. The Lessor may place to the credit of a suspense account for so long as it considers desirable any money received under this Guarantee and Indemnity without any obligation to apply it towards the repayment of the Secured Moneys.

    7.16     ACKNOWLEDGMENT BY GUARANTOR

             The Guarantor acknowledges that:

             7.16.1 there is no condition affecting the operation of this Guarantee and Indemnity that is not contained herein;

             7.16.2 no person has any authority to vary the terms of this Guarantee and Indemnity or to waive any of the Lessor's rights, except by an instrument in writing executed by the Lessor or by an Authorised Officer of the Lessor on its behalf; and

             7.16.3 any securities now or subsequently held by the Lessor from the Guarantor shall extend to secure the Guarantor's liability under this Guarantee and Indemnity.

    7.17     INTERPRETATION

             In this clause unless the context otherwise requires:

             "AUTHORISED OFFICER" means any director, associate director, secretary or any class of manager of the Lessor and any other person appointed as such by the Lessor and any person for the time being acting in any of those capacities;

             "INSOLVENCY" means:

             (i) in the case of a company - liquidation or official management;

             (ii)         in the case of an individual - bankruptcy; and

             (iii) in either case - entry into a composition; assignment or arrangement with creditors;

             and "INSOLVENT" has a corresponding meaning;

             "PERSON" includes corporation, partnership and unincorporated body;

             "SECURED MONEYS" means all and any moneys (including damages and interest) payable by the Lessee to the Lessor under or by virtue of this Lease;

             "SECURED OBLIGATIONS" means all obligations, covenants, warranties, terms and conditions express or implied and all provisions stipulations and work to be observed, performed or fulfilled by the Lessee or any Guarantor whether pursuant to this Lease or any document or security or pursuant to any agreement between the Lessee and the Lessor or otherwise;

             Words importing the singular include the plural and vice versa;

             Words importing any gender include all other genders; and,

             Each of the provisions of this Deed shall be severable and distinct from one another.

8.           SECURITY DEPOSIT

    8.1      PAYMENT OF SECURITY DEPOSIT

             The Lessee shall pay to Chesterton International of 200 St George's Terrace, Perth (in this clause referred to as "the Lessor's Agent") by way of a security deposit on the signing hereof (if it has not already done so) an amount equal to twenty thousand dollars ($20,000.00).

    8.2      STAKEHOLDER

             The Lessor's Agent shall hold the security deposit as stakeholder.

    8.3      INVEST SECURITY DEPOSIT

             The Lessor and the Lessee authorise and direct the Lessor's Agent to invest the security deposit at the risk of the Lessee in the name of the Lessor's Agent in an interest bearing account with a banking or financial institution nominated by the Lessee upon the signing of this Lease.

    8.4      INTEREST

             The parties acknowledge and agree that all interest earned on the security deposit shall be added to and form part of the security deposit.

    8.5      RETURN OF SECURITY DEPOSIT

             The Lessor's Agent shall immediately upon the expiration of the Term or any extension or removal thereof or upon the date of any assignment of this Lease pay the balance of the security deposit remaining and any interest earned upon it to the Lessee.

    8.6      APPLYING THE SECURITY DEPOSIT

             The Lessor may after the expiration of fourteen (14) days notice in writing to the Lessee (of the Lessor's intention to apply all or any part of the security deposit) require the Lessor's Agent to apply all or any part of the security deposit towards recouping the Lessee for any loss or damage which it may suffer by reason of any default by the Lessee in performing, observing or complying with clause 3.38 and the Lessor's Agent shall be obliged to make payment under the security deposit, to the Lessor where the demand is accompanied by a statutory declaration by or on behalf of the Lessor verifying the default and the amount claimed and the Lessor has given the Lessee the notice referred to in this clause. Contemporaneously with the making of any demand under the security deposit the Lessor must serve a copy of the demand and accompanying statutory declaration on the Lessee.


EXECUTED as a Deed.

                                  THE SCHEDULE


ITEM 1 (Clause 1.1)

Land: All that piece of land situated and known as 6-8 Brodie Hall Drive, Technology Park, Bentley being part lot 53 on Diagram 74187 and being the whole of the land comprised in Certificate of Title Volume 2103 Folio 138.

Premises:                 The whole of the Land.

Lessors chattels:         All chattels, plant and equipment of the Lessor in or
                          about the Premises.

ITEM 2 (Clause 1.1)

The term of this Lease:            One (1) year

Commencement Date:                 17 December 1998

Expiration Date:                   16 December 1999

ITEM 3 (Clause 1.1)

Rent: Two Hundred and Forty Thousand Dollars ($240,000.00) per annum payable calendar monthly in advance by 12 equal calendar monthly instalments of Twenty Thousand Dollars ($20,000.00) per month.

Address for payment of Rent:           To the Lessor at its address herein
                                       unless otherwise specified in writing by the Lessor.

Dates for payment of Rent:             Calendar monthly on the first day of each
                                       and every month the first payment to be
                                       made on the 17th day of December, 1998.

ITEM 4 (Clause 1.1)

Prescribed Rate:                       Twelve per cent per annum.

ITEM 5 (Clause 1.1)

Rent Review Dates:                     Not applicable

ITEM 6 (Clause 3.29)

Permitted Use:                Any use to which the Premises may be lawfully put.

ITEM 7 (Clause 1.1)

The Extended Term:            Not applicable

ITEM 8 (Clause 1.1)

Outgoings:        All reasonable costs and expenses incurred or payable by the
                  Lessor (to the extent that they have not already been separately paid by the Lessee) for or in respect of the Premises in connection with:

                  (a) all charges for and costs in relation to the supply of water and sewerage services, excess water and the removal of all waste and other garbage and sullage from the Land and the Premises;

                  (b) premiums for insurances effected by the Lessor including (without limitation):

                          (i)      insurances on the Premises; and

                          (ii) insurances on the Lessor's chattels, fixtures and fittings plant equipment and machinery installed in the Premises against loss or damage by fire fusion storm tempest lightning explosion sprinkler leakage flood earthquake riot civil commotion impact damage from aircraft and articles dropped therefrom and malicious damage;

                  (c)     costs of cleaning the Premises, windows and signs;

                  (d)     the supply of light and power to the Premises;

                  (e) costs and expenses of maintenance operation inspection servicing and upkeep of and repairs to the Premises (and all gardens and yards (if any)) including (without limitation) pest control, the servicing and inspection of heating and cooling appliances, drains and sewers, toilets, fire fighting equipment, plumbing, security and emergency installations systems and equipment and garbage fixtures fittings plant and equipment;

                  (f) all management fees and other charges payable by the Lessor to any managing agent of the Premises not exceeding the scale prescribed by the Real Estate and Business Agents Act 1978;

                  (g) a sum equivalent to interest at the Prescribed Rate on any moneys expended by the Lessor and not recovered from the Lessee in carrying out work other than structural alterations required by any Local or Public Authority;

                  (h) all rates taxes charges assessments outgoings impositions duties and fees whatsoever assessed charged or imposed on the Premises or any part thereof or on the owner of occupier thereof including (without limitation) municipal water sewerage and drainage rates land and metropolitan region improvement tax (calculated on the basis that the Land is the only land owned by the Lessor);

                  (i) all taxes and statutory charges associated with the matters mentioned in this Item including but not limited to payroll-tax, financial institutions duty, bank debits tax, tax on goods and services and taxes of a type not charged at the commencement date but excluding only income tax or other tax imposed upon the Lessor otherwise than in respect of ownership or operation of the building.

ITEM 9

Current Market Rental

Value: (1)    The annual Rent that can be reasonably obtained for the
                  Premises in a free and open market and on the basis of the Premises being available for leasing with vacant possession by a willing lessor to a willing lessee for a period equal to the Term and:

                          (a) assuming that the Premises are available for leasing for a term equal to the Term;

                          (b) on the terms and conditions and for the permitted use contained in this Lease and any other use to which the Premises may be lawfully put;

                          (c) assuming that all of the covenants and obligations on the part of the Lessee and the Lessor contained in this Lease have been fully performed and observed at the relevant Rent Review Date;

                          (d) having regard to the current market rental values of comparable premises of a similar size and location to the Premises in the Perth Metropolitan Area;

                          (e) if at the relevant Rent Review Date the Premises have been wholly or partially damaged or destroyed assuming that the Premises have been reinstated pursuant to clause 5.4;

                          but disregarding:

                          (f) any increase or decrease in the value of the Premises as lettable premises by reason of the occupancy or use of the same by the Lessee or any sub-lessee assignee or transferee of the Lessee or any other person deriving an interest in the Premises through the Lessee;

                          (g) any value attaching to goodwill created by the Lessee's occupation of the Premises or to any licence or permit belonging to the Lessee in respect of the business carried on by the Lessee at the Premises;

                          (h) any deleterious condition of the Premises if the condition results from any work carried out on the Premises by the Lessee or by any breach of any term of this Lease by the Lessee; and

                          (i) the Lessee's trade fixtures and fittings and any improvements racking or installations erected or installed at the Lessee's expense and which the Lessee is permitted to remove at the expiration of this Lease but taking into account permanent structural improvements installed at the Lessee's expense and which the Lessee may not remove at the expiration of this Lease.

ITEM 10 (Clause 3.11)

Painting obligations of Lessee:    As specified in Clause 3.11

ITEM 11  (Clause 5.16)

Special Conditions:                Nil

THE COMMON SEAL of               )
DYNAMIC DIGITAL DEPTH            )
(AUSTRALIA) PTY LTD              )
(ACN 060 154 949)                )
was hereunto affixed by          )
authority of the                 )
Directors in the                 )
presence of:                     )


Director:


Director/Secretary:



THE COMMON SEAL of               )
BOSTON TOWER PTY LTD             )
(ACN 071 187 187)                )
was hereunto affixed by          )
authority of the                 )
Directors in the                 )
presence of:                     )


Director:


Director/Secretary:



DYNAMIC DIGITAL DEPTH INCORPORATED
a Canadian corporation

By:
         ----------------------

         ----------------------

                               MORTGAGEE'S CONSENT


 of

("the Mortgagee") as mortgagee under a Mortgage numbered and registered on
the    day of        19   ("the Mortgage") CONSENTS AND AGREES to this Lease
and ACKNOWLEDGES that subject to the Lessee and the Lessor duly observing and performing the covenants and agreements on their parts respectively contained in this Lease and in any security taken in support of those covenants and agreements, the Mortgagee will only exercise its rights and remedies under the Mortgage subject to this Lease and the Lessee's rights thereunder but save as aforesaid without prejudice to and reserving to the Mortgagee all its rights and remedies against the land upon which the Premises are located ("the Land") comprised in the Mortgage and also subject to the condition that the Mortgagee (whether or not it has entered into possession of the Land) shall in no way be bound to perform and shall not incur any liability in respect of the covenants and agreements expressed or implied in this Lease and on the part of the Lessor to be observed and performed.

                      Dated the       day of          19   .





               --------------------------------------------------
                           An Authorised Signatory for
                         and on behalf of the Mortgagee